SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  April 30, 1998


           Prospect Street High Income Portfolio Inc.
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    (Exact name of registrant as specified in its charter)


     Maryland                     811-5557          04-302-8343
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(State or other jurisdiction    (Commission       (IRS Employer
   of incorporation)            File Number)   Identification No.)

           60 State Street, Boston, Massachusetts 02109
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            Address of principal executive offices


Registrant's telephone number, including area code: (617) 742-3800


                                       N/A
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         (Former name or former address, if changed since last report.)

Item 5.           Other Events

                  On April 30, 1998, Prospect Street High Income Portfolio Inc., a Maryland investment company (the "Company"), entered into a credit agreement (the "Credit Agreement") with BankBoston, N.A., as lender and agent ("BankBoston"), providing for a $30 million revolving credit facility. Pursuant to the Credit Agreement, the Company borrowed $30 million on April 30, 1998.

                  The Credit Agreement provides that the outstanding principal amounts of all loans made under the Credit Agreement shall mature on April 30, 2001, provided that the maturity date may be extended upon the agreement of the Company and BankBoston, N.A. Interest on loans made under the Credit Agreement is payable monthly at the option of the Company at an annual rate equal to BankBoston's base rate or LIBOR plus 0.55%. The proceeds from the loans are to be used by the Company solely to refinance the Company's outstanding obligations to BankBoston under an existing credit facility and to redeem the Company's outstanding Taxable Auction Rate Preferred Stock.

Item 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits

                  (C)      Exhibits

                  99.1     Credit  Agreement  dated as of April 30, 1998 between
                           Prospect  Street  High  Income   Portfolio  Inc.  and
                           BankBoston, N.A., as lender and agent.



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
                                    SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          PROSPECT STREET HIGH INCOME
                                          PORTFOLIO INC.


Dated: May 7, 1998                        By: /s/ John A. Frabotta
                                              ---------------------------------
                                                   John A. Frabotta
                                                   Vice President, Treasurer,
                                                   Chief Investment Officer and
                                                   Chief Financial Officer



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